Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-70567, 333-162668, 333-171149, and 333-189614 on Form S-8, and Registration Statement Nos. 333-177331 and 333-200291 on Form S-3 of our report dated October 13, 2015, relating to the consolidated financial statements of Magellan Petroleum Corporation and subsidiaries, appearing in this Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2015.

/s/ EKS&H LLLP

Denver, Colorado
October 13, 2015